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                       Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 10 to the registration statement (Form N-4 No. 33-73986) (the "Registration Statement") of our report dated February 15, 2001, relating to the financial statements Fortis Benefits Insurance Company, and of our report dated April 6, 2001, relating to the financial statements of Fortis Benefits Insurance Company Variable Account D, which appear in such Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
April 13, 2001